1 [FORM OF LIMITED PARTNER ADMISSION LETTER] Franklin Templeton Enterprise Partners, L.P. One Franklin Parkway San Mateo, California 94403 [NAME OF LIMITED PARTNER] [ADDRESS] Dear Mr./Ms. [NAME]: Reference is made to the Amended and Restated Limited Partnership Agreement of Franklin Templeton Enterprise Partners, L.P. (the “Partnership”) dated as of [●], 2026 by and among the partners thereof (as may be amended, supplemented or otherwise modified from time to time, the “Partnership Agreement”). All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Partnership Agreement. This letter shall constitute your Admission Letter for purposes of the Partnership Agreement as of the date referred to above. You are hereby admitted as a Limited Partner of the Partnership, effective as of [●]. In consideration thereof, you agree to be bound by the terms of the Partnership Agreement, a copy of which has been provided to you, and you further agree as follows: 1. Your Carried Interest Sharing Percentage with respect to each Fund Entity shall initially be the percentage set forth below, subject to adjustment as set forth in the Partnership Agreement. Fund Entity Carried Interest Sharing Percentage 2. [Your Family Investment Partners are as follows: ________][You are a Family Investment Partner associated with the following Partner:_______]. 3. The foregoing represents your entire interest in the Partnership as of the date hereof. 4. Any adjustment to your Carried Interest Sharing Percentage with respect to any Fund Entity after the date hereof will be reflected in the books and records of the Partnership, and this Admission Letter may not be restated to reflect such changes.

2 5. Your grant of the interest in the Partnership pursuant to this letter is intended to be treated as the grant of a “profits interest” for U.S. federal income tax purposes. The General Partner shall adjust future allocations and distributions of the Partnership in accordance with Section 4.2(c) of the Partnership Agreement to give effect to the foregoing intention. The General Partner is authorized to interpret and apply the Partnership Agreement (including the provisions related to allocations and distributions) as it determines to be necessary or appropriate to further such intention. 6. You represent and warrant that you are a “qualified purchaser” within the meaning of Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended (the “1940 Act”) and have checked the box or boxes in Exhibit A hereto that are next to the category or categories under which you qualify as a qualified purchaser. In order to complete the following information, you must read Annexes 1 and 2 hereto for the definition of “investments” and for information regarding the “valuation of investments,” respectively. You agree to provide such further information and execute and deliver such documents as the General Partner may reasonably request to verify that you qualify as a “qualified purchaser.” 7. You agree that, within 30 days after the date hereof, you will provide the Partnership with a copy of a completed election (which shall have been mailed to the IRS, certified receipt requested) with respect to your Interests under Section 83(b) of the Code, and the regulations promulgated thereunder. You should consult your tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of your Interests. 8. This Admission Letter will be governed by and interpreted in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to principles of conflicts of law. 9. Your signature on this Admission Letter shall serve as your counterpart signature to the Partnership Agreement. [Remainder of page intentionally left blank]

[Franklin Templeton Enterprise Partners, L.P. – Admission Letter] Kindly acknowledge your agreement by signing and returning a copy of this Admission Letter, whereupon it shall be a binding agreement between us. Franklin Templeton Enterprise Partners, L.P. By: Franklin Templeton Enterprise Partners GP, L.L.C., its general partner By: Templeton International, Inc., its managing member By: _______________________________ Name: Title:

[Franklin Templeton Enterprise Partners, L.P. – Admission Letter] Accepted and agreed: _____________________________ [NAME OF LIMITED PARTNER]

Exhibit A/Annexes 1 and 2 for QP Form only Exhibit A Qualified Purchaser Status FOR INDIVIDUALS: (i) A natural person (including any person who holds a joint, community property or other similar shared ownership interest in the Partnership with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in “investments”. (ii) A person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in “investments.” FOR ENTITIES: (iii) A company, partnership or trust that owns not less than $5,000,000 in “investments” and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons (a “Family Company”). (iv) A trust that is not covered by (i) above as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (iii) or (vi) of this Exhibit A. (v) An entity, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in “investments.” (vi) A qualified institutional buyer as defined in paragraph (a) of Rule 144A under the Securities Act, acting for its own account, the account of another qualified institutional buyer, or the account of a qualified purchaser; provided, that (i) a dealer described in paragraph (a)(1)(ii) of Rule 144A shall own and invest on a discretionary basis at least $25 million in securities of issuers that are not affiliated persons of the dealer; and (ii) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan. (vii) A company, partnership or trust, each beneficial owner of the securities of which is a qualified purchaser.

Annex 1 DEFINITION OF “INVESTMENTS” The term “investments” means: (1) Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is: (i) An investment company or a company that would be an investment company but for the exclusions or exemptions provided by the 1940 Act, or a commodity pool; (ii) A Public Company (as defined below); or (iii) A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements; provided, that such financial statements present the information as of a date within 16 months preceding the date on which the Investor acquires Interests; (2) Real estate held for investment purposes; (3) Commodity Interests (as defined below) held for investment purposes; (4) Physical Commodities (as defined below) held for investment purposes; (5) To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes; (6) In the case of an Investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act, or a commodity pool, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and (7) Cash and cash equivalents (including foreign currencies) held for investment purposes. Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes; provided, that real estate owned by an Investor who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Internal Revenue Code of 1986, as amended.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Investor who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes. “Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of: (i) Any contract market designated for trading such transactions under the U.S. Commodity Exchange Act, as amended (the “Commodity Exchange Act”) and the rules thereunder; or (ii) Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act. “Financial Contract” means any arrangement that: (i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets; (ii) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and (iii) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement. “Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above. “Public Company” means a company that: (i) files reports pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act. “Related Person” means a person who is related to the Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Investor, or is a spouse of such descendant or ancestor, provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner. “Family Company” means a company, partnership or trust that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons. For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority- owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company. In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly). There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse. In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

Annex 2 VALUATION OF INVESTMENTS The general rule for determining the value of investments in order to ascertain whether a person is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by such person shall be their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisos: (1) In the case of Commodity Interests, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and (2) In each case, there shall be deducted from the amount of investments owned by such person the following amounts: (a) The amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the investments owned by such person. (b) A Family Company, in addition to the amounts specified in paragraph (a) above, shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.